Exhibit 23.3
                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Annual Report of Bristol Retail Solutions, Inc. on Form 10-KSB/A for the year ended December 31, 1997 of our report dated June 5, 1997 (relating to the financial statements of Smyth Systems, Inc., not presented separately herein), appearing in the current report on Form 8-K/A of Bristol Retail Solutions, Inc. filed on July 29, 1997.



/s/ Deloitte & Touche LLP
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Akron, Ohio
June 10, 1998